McGladrey & Pullen, LLP
                                555 Fifth Avenue
                            New York, New York 10017


                        CONSENT OF INDEPENDENT AUDITORS


          We hereby consent to the incorporation by reference of our report dated November 15, 1995 on the financial statements of Core Equity Fund, Emerging Growth Equity Fund, Value Managed Bond Fund, Intermediate-Term Bond Fund, International Equity Fund, Actively Managed Bond Fund, Short-Term Investment Fund and Dedicated Bond Fund, series of RSI Retirement Trust, referred to therein in Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A, File No. 2-95074, as filed with the Securities and Exchange Commission.

          We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights" and in the Prospectus and Statement of Additional Information under the caption "Counsel and Auditors."


                                        /s/McGladrey & Pullen, LLP
                                        McGladrey & Pullen, LLP

New York, New York
January 23, 1996